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                                 EXHIBIT 99

                                PRESS RELEASE

                                JUNE 12, 1996
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                                PRESS RELEASE

                                JUNE 12, 1996

CONTACT - CHARLES BROADWAY, PRESIDENT

FOR RELEASE - IMMEDIATELY

JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND (NASDAQ SYMBOL - JXVL)

         Jacksonville Bancorp, Inc. announced today that its Board of Directors, at their meeting on June 11, 1996, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp payable on July 10, 1996, to stockholders of record at close of business on June 28, 1996.

         In announcing the cash dividend, Charles Broadway, President of Jacksonville Bancorp reported consolidated net income for the eight months ended May 31, 1996 of $1,288,000.

         Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings and Loan Association that conducts business through five branch offices and one loan origination office in addition to its home office operations.

         For the eight months ended May 31, 1996, Jacksonville Bancorp, Inc., had a consolidated financial statement reflecting assets of $214,250,790, liabilities of $178,028,055 and stockholder's equity of $35,850,408.